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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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                                                                           ORGANIZED UNDER
                          SUBSIDIARY NAME                                    THE LAWS OF
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
Compagnie Francaise des Isolants....................................  France
Elo TouchSystems, Inc,..............................................  Tennessee
K.K. Raychem........................................................  Japan
Raychem RPG Limited.................................................  India
Raychem AG..........................................................  Switzerland
Raychem Aktie Bolag.................................................  Sweden
Raychem A/S.........................................................  Denmark
Raychem A/S.........................................................  Norway
Raychem (Australia) Proprietary, Ltd................................  Australia
Raychem Canada Limited..............................................  Canada
Raychem (Delaware) Ltd,.............................................  Delaware
Raychem DISC, Inc...................................................  California
Raychem Gesellschaft m.b.H..........................................  Austria
Raychem GmbH........................................................  Germany
Raychem Industries N.V..............................................  Belgium
Raychem International Corporation...................................  California
Raychem International, Limited......................................  Cayman Islands, B.W. I.
Raychem International Manufacturing Corporation.....................  California
Raychem Korea Limited...............................................  Korea
Raychem Limited.....................................................  United Kingdom
Raychem (Nederland) B.V.............................................  Netherlands
Raychem N.V.........................................................  Belgium
Raychem OY..........................................................  Finland
Raychem Produtos Irradiados Limitada................................  Brazil
Raychem Puerto Rico Corporation.....................................  California
Raychem S.A.........................................................  France
Raychem, S.A........................................................  Spain
Raychem S.A. Industrial y Comercial.................................  Argentina
Raychem Saudi Arabia Limited........................................  Saudi Arabia
Raychem Singapore Pte. Limited......................................  Singapore
Raychem S.P.A.......................................................  Italy
Raychem Taiwan Limited..............................................  Taiwan
Raychem Technologies Ltd............................................  Cyprus
Raychem Tecnologias, S.A. de C.V....................................  Mexico
Raychem Ventures, Inc...............................................  California
Raynet Corporation..................................................  California
SHG Strahlenchemie Holding GmbH.....................................  Germany
Shanghai Cable Accessories Ltd......................................  China
Sigmaform France S.A.R.L............................................  France
Sigmaform GMBH......................................................  Germany
Sigmaform U.K. Limited..............................................  United Kingdom
RTP Development Corporation.........................................  Delaware
Walter Rose GmbH & Co. KG...........................................  Germany
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